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EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form F-3/A No. 333-110470) and related Prospectus of Coca-Cola Hellenic Bottling Company S.A. and Coca-Cola HBC Finance B.V. of our report dated March 19, 2004, with respect to the consolidated financial statements of Coca-Cola Hellenic Bottling Company S.A. as at December 31, 2003 and for the fiscal year then ended included in its Annual Report (Form 20-F) for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS S.A. Athens, Greece June 29, 2004

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Consent of Independent Registered Public Accounting Firm